UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 23, 2007

Date of Report (Date of earliest event reported)

NATIONAL CITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10074	34-1111088

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of principal executive offices)	(Zip Code)

(216) 222-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 23, 2007, National City Corporation issued a news release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2006 and included on its Web site at www.NationalCity.com its Financial Supplement, which contains additional financial information. The news release and the Financial Supplement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are being furnished under Item 2.02 of this Form 8-K.

ITEM 8.01 OTHER EVENTS
In 2007, management is considering a number of share repurchase options including regular open-market repurchases, accelerated share repurchase programs, or a tender offer, either individually or in combination. A decision among these alternatives will likely be made in the near future, subject to final approval by the Board of Directors.
This release is neither an offer to purchase nor a solicitation of an offer to sell securities. The possible tender offer for the outstanding shares of National City common stock described in this document has not commenced. If an offer is commenced, National City would file a tender offer statement with the Securities and Exchange Commission (SEC). Such statement (including an offer to purchase, a related letter of transmittal and other offer documents) would contain important information with respect to the offer that should be read carefully before any decision is made with respect to any tender offer. Those materials would be made available to National City’s security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) would be available at no charge on the SEC’s web site (www.sec.gov).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

99.1	News release issued by National City Corporation dated January 23, 2007

99.2	Financial Supplement of National City Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation
(Registrant)
Date: January 23, 2007	By:	/s/ David L. Zoeller
David L. Zoeller
Executive Vice President and General Counsel